                                                              Exhibit 10(e)(ii)

                           Amended and Restated Trust
                       under the Pension Equalization Plan
                      and Certain Contractual Arrangements
                             of The Pittston Company

                   AMENDED AND RESTATED TRUST AGREEMENT ("Trust Agreement") made as of this 1st day of December, 1997, by and between THE PITTSTON COMPANY (the "Company") and THE CHASE MANHATTAN BANK, as Trustee (the "Trustee").

                  WHEREAS, the Company (i) has entered into, and from time to time may enter into, contractual arrangements with certain individuals that have been designated by the Company to receive supplemental pension payments funded through the trust established pursuant to this Trust Agreement (collectively, the "Contracts") and (ii) adopted The Pittston Company Pension Equalization Plan (the "Plan"); and

                  WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan and the Contracts with respect to the individuals participating in the Plan or covered by the Contracts; and

                  WHEREAS, the Company has previously entered into a Trust Agreement dated September 16, 1994, with the Trustee for the purpose of establishing a trust (the "Trust") and contributing to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency (as hereinafter defined) until paid to Participants and their Beneficiaries (as hereinafter defined) in such manner and at such times as specified in the Plan and/or Contracts; and

                  WHEREAS, the Company and the Trustee wish to amend and restate said Trust Agreement to accelerate the level of contributions thereto and to make certain other changes therein; and

                  WHEREAS, it is the intention of the parties that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

                  WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Contracts and/or the Plan.

                  NOW, THEREFORE, the parties do hereby agree that the Trust shall be comprised, held and disposed of as follows:

                  Section 1.  Definitions.  As used in this Trust
Agreement, the following words and terms shall have the meanings specified below:

                  "Beneficiary" means the beneficiary or beneficiaries last designated by the Participant in writing under the Plan or Contracts. In the absence of an effective designation or if the final surviving designated beneficiary has predeceased the Participant, the Beneficiary shall be the Participant's estate. In the event the Participant is survived by a Beneficiary who dies after payments to the Beneficiary have commenced but before receiving all amounts due him or her under the Plan or Contract, any remaining amounts shall be paid to an alternate beneficiary designated by the Participant or, in the absence of an alternative surviving Beneficiary, to the estate of the last surviving Beneficiary.

                  "Change in Control" shall be deemed to occur (a) upon the approval of the shareholders of the Company (or if such approval is not required, the approval of the board of directors of the Company (the "Board") of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the shares of all classes of the Company's common stock ("Common Stock") would be converted into cash, securities or other property other than a consolidation or merger in which holders of the total voting power in the election of directors of the Company of all classes of Common Stock outstanding (exclusive of shares held by the Company's affiliates) (the "Total Voting Power") immediately prior to the consolidation or merger will have the same proportionate ownership of the total voting power in the election of directors of the surviving corporation immediately after the consolidation or merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all the assets of the Company, (b) when any "person" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Act")) other than the Company, its affiliates or an employee benefit plan or trust maintained by the Company or its affiliates, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than 20% of the Total Voting Power, or (c) if at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election by the Company's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period. A Change in Control shall be deemed to take place upon the first to occur of the events specified in the foregoing clauses (a), (b) and (c) but in no event shall the occurrence of any Change in Control effect the responsibilities of the Trustee under this Agreement until personnel of the Trustee with responsibility for the administration of the Trust have actual knowledge of a current report or statement to the effect that a Change in Control has occurred.

                  "Insolvent" means (a) the inability of the Company to pay its debts as they become due or (b) the Company being subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

                  "Participant" means an individual who is entitled to a benefit under the Plan or who is a party to one of the Contracts.

                  Section 2.  Establishment Of Trust.

                  (a) The Company has deposited with the Trustee in trust the sum of $1,000.00 which became the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement, as amended and restated.

                  (b)  The Trust hereby established shall be
irrevocable on and after December 1, 1997.

                  (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

                  (d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan, Contracts and this Trust Agreement shall be unsecured contractual rights of Participants and their Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event the Company becomes
Insolvent.

                  (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property, which property shall be acceptable to the Trustee, in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Except as provided in paragraph (f) below, neither the Trustee nor any Participant or Beneficiary under the Plan or Contracts shall have any right hereunder to compel such additional deposits.

                  (f) Anything in this Agreement notwithstanding, by September 1, 1999, or if earlier, upon a Change in Control, the Company shall make irrevocable contributions to the Trust in amounts so that the Trust will have sufficient assets to pay each Participant or Beneficiary the benefits to which they would be entitled pursuant to the terms of the Contracts and Plan as in effect on December 31, 1998, or the date on which the Change in Control occurred, as applicable. The amount of any such contributions shall be determined by William M. Mercer, Incorporated (or another nationally recognized firm of actuaries selected by the Company) as the amount needed to provide all "Projected Benefit Obligations" (as defined herein) under the Plan and Contracts. Projected

Benefit Obligations shall be the actuarial present value as of a specified date of all benefits under the Plan and Contracts based on (a) service to the date of determination, (b) estimated future compensation levels and (c) the actuarial assumptions used under the Pension-Retirement Plan of The Pittston Company and Its Subsidiaries for funding purposes (including the interest rate, mortality table and projected salary increases used therein). Projected Benefit Obligation shall reflect the lump-sum benefit option available under the Plan. Thereafter, within 180 days after the end of each Plan Year or within 90 days following a Change in Control, whichever occurs first, the Company shall make an irrevocable contribution to the Trust in an amount so that the Trust will have sufficient assets to provide all Projected Benefit Obligations determined as in effect at the end of such Plan Year or on the date the Change in Control occurred, as applicable; provided, however, that in the absence of a Change in Control, no such contributions shall be made without the prior approval of the Company's Pension Committee.

                  Section 3.  Payments to Participants and Their
Beneficiaries.

                  (a) The Company shall deliver periodically to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her Beneficiaries) and provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Contracts or Plan) and the time of commencement of payment of such amounts. In the event the Company fails to provide a Payment Schedule to the Trustee, the Trustee may demand such Payment Schedule and the Company shall promptly provide such Payment Schedule to the Trustee. Except as otherwise provided herein, the Trustee shall make payments to the Participants and their Beneficiaries in accordance with such Payment Schedule. The Payment Schedule may periodically be amended by the Company to reflect additional retirements of Participants, changes in their marital status, terminations as a result of disability and such other matters as may result in a change in the form or amount of benefits payable to Participants. The Trustee shall make provision for reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and/or Contracts and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

                  (b) The entitlement of a Participant or Beneficiary to benefits under the Plan or Contracts shall be determined by the Company or such party as it shall designate under the Plan or Contracts, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan or Contracts.

                  (c) The Company may make payment of benefits directly to Participants or their Beneficiaries under the Plan or Contracts as they become due under the terms of the Plan or Contracts. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries, and a revised Payment Schedule reflecting such direct payments shall promptly be delivered by the Company to the Trustee. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan and Contracts, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company when principal and earnings are not sufficient. The establishment and funding of the Trust shall not relieve the Company from its obligations to provide the benefits under the Plan or the Contracts except pro tanto to the extent that amounts are paid to Participants and Beneficiaries from the Trust.

                  Section 4.  Trustee Responsibility Regarding
Payments to Trust Beneficiary When Company Is Insolvent.

                  (a) The Trustee shall cease payment of benefits to Participants and their Beneficiaries if the Company is Insolvent.

                  (b) At all times during the continuance of the Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below:

                  (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their Beneficiaries.

                  (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                  (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants or their Beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan, Contracts or otherwise.

                  (4) The Trustee shall resume the payment of benefits to Participants or their Beneficiaries in accordance with Section 3 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

                  (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to paragraph (b) of
Section 4 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their Beneficiaries under the terms of the Plan and Contracts for the period of such discontinuance, less the aggregate amount of any payments made to such Participants or their Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance, plus interest at the rate provided by the Trustee to its most favored customers.

                  Section 5.  Payments to Company.

                  The Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants and their Beneficiaries pursuant to the terms of the Plan and Contracts. Upon termination of the Trust in accordance with Section 13, all assets remaining in the Trust shall be returned to the Company.

                  Section 6.  Investment Authority.

                  (a) The Trustee shall invest the assets of the Trust in the manner directed by the Company which directions shall be in strict conformity with the standards set forth in paragraph (a) of
Section 9. The Company agrees to indemnify the Trustee for, and to hold it harmless against, any and all liabilities, losses, costs or expenses (including reasonable legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against the Trustee at any time by reason of actions taken in accordance with such directions by the Company or omitted because no such directions are given, including, without limitation, any acquisition, retention or disposition of any stock or other securities of the Company.

                  (b) To the extent directed by the Company, the Trustee shall have the following investment powers:

                  (i) To purchase or subscribe for any property whatsoever (including stock or rights to acquire stock) and to retain in trust such securities or other property. The Trustee may not invest in securities (including stock or rights to acquire stock) or obligations issued by the Company.

                  (ii) To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of any securities or other property at any time held.

                  (iii) To exercise any conversion privilege and/or subscription right available in connection with any securities or other property at any time held; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions, which may be deemed necessary or advisable in connection therewith; and to hold and retain any securities or other property so acquired.

                  (iv) To exercise, personally or by general or by limited power of attorney, any right, including the right to vote, appurtenant to any securities or other property held at any time.

                  (v)  To hold part or all of the Trust uninvested.

                  (vi) To register any securities held hereunder in the name of the Trustee or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold any securities in bearer form.

All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee. The Company shall have the right in its sole discretion at any time, and from time to time, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

                  Section 7.  Disposition of Income.

                  During the term of the Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

                  Section 8.  Accounting by Trustee.

                  The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 90 days following the close of each calendar year and within 90 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Unless protested by written notice to the Trustee within 120 days of receipt thereof by the Company, any such written account shall be deemed accepted and approved by the Company, and the Trustee shall be relieved and discharged, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction, in an action or proceeding in which the Company and all persons having a beneficial interest in the Trust were parties.

                  Nothing contained in this Agreement shall deprive the Trustee or the Company of the right to have a judicial settlement of its accounts. In any proceeding for a judicial settlement of the Trustee's accounts, or for instructions in connection with the Trust, the only necessary party thereto in addition to the Trustee shall be the Company. If the Trustee or the Company so elects, it may bring in as a defendant party or parties any other person or persons.

                      Section 9. Responsibility of Trustee.

                 (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. In the event of a dispute between the Company and a party (including a participant or beneficiary under the Plan or the Trustee), the Trustee may apply to a court of competent jurisdiction to resolve the dispute. The Trustee (or a Participant or beneficiary) may also apply to a court of competent jurisdiction to enforce any provision of this Trust Agreement, provided that notice is provided to the Trustee in the case of an action brought by a Participant or beneficiary. Under no circumstances shall the Trustee incur liability to any person for any indirect, consequential or special damages (including, without limitation, lost profits) of any form, whether or not foreseeable and regardless of the form of the action in which such claim may be brought, with respect to the Trust or its role as Trustee.

                  (b) Whenever in the administration of the Trust a certification is required to be given to the Trustee, or the Trustee shall deem it necessary that a matter be proved prior to taking, suffering or omitting any action hereunder, such certification shall be duly made and said matter may be deemed to be conclusively proved by an instrument, signed in the name of the Company, by its President, a Vice President or by any other person specified in writing by the Company. The Company shall file with the Trustee a certified list of the names and specimen signatures of the persons authorized to act for the Company. The Trustee may rely on any such certification purporting to have been signed by or on behalf of such person or persons that the Trustee believes in good faith to have been signed thereby. The Trustee shall have no responsibility for reasonably relying upon any certification believed by the Trustee in good faith to have been so signed by a duly authorized officer or agent of the Company.

                  (c) The Trustee may make any payment required to be made by it hereunder by mailing its check in the amount hereof by first class mail in a sealed envelope addressed to the person to whom such payment is to be made. The Trustee shall not be required to make any investigation to determine the identity or mailing address of any person entitled to benefits under this Agreement and shall be entitled to withhold making payments until the identity and mailing addresses of persons entitled to benefits are certified to it. In the event that any dispute shall arise as to the identity or rights of persons entitled to benefits hereunder, the Trustee may withhold payment of benefits until such dispute shall have been determined by arbitration or by a court of competent jurisdiction or shall have been settled by written stipulation of the parties concerned.

                  (d) If the Trustee undertakes or defends any litigation arising in connection with the Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

                  (e) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

                  (f) The Trustee may hire agents, accountants, actuaries, legal counsel, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder. To the extent such expenses arise in the context of a dispute between the Company and the Trustee concerning the funding of the Trust, the enforcement of any provision of this Trust Agreement or the providing of the Payment Schedule described in Section 3, the Company shall be responsible for payment of these expenses.

                  (g) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a Beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee or to loan to any person the proceeds of any borrowing against such policy.

                  (h) A third party dealing with the Trustee shall not be required to make any inquiry whether the Company or a Participant has instructed the Trustee, or the Trustee is otherwise authorized to take or omit any action; or to follow the application by the Trustee of any money or property which may be paid or delivered to the Trustee.

                  (i) The liability of the Trustee to make the payments specified by the Plan shall be limited to the funds which have come into its hands as Trustee hereunder, including all income therefrom and increment thereof.

                  (j) The Company shall indemnify and hold harmless the Trustee for any liability or expenses, including without limitation, reasonable attorneys' fees reasonably incurred by the Trustee with respect to any action undertaken with the consent of the Company in good faith hereunder or pursuant to the Plan other than on account of the Trustee's negligence or willful misconduct.

                  (k) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and deriving the gains therefrom, within the meaning of section 301.7701- 2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                  Section 10.  Compensation and Expenses of

Trustees.

                  The Trustee shall receive for its services compensation in accordance with Schedule A, which can be amended upon the agreement of the Company and Trustee. After a Change in Control of the Company, the Trustee may increase its rate of compensation as reasonably necessary.

                  The Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

             Section 11.  Resignation and Removal of Trustee.

                  (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 90 days after receipt of such notice unless the Company and the Trustee agree otherwise.

                  (b) Except as provided in paragraph (c) of this Section 11, the Trustee may be removed by the Company on 90 days' notice or upon shorter notice accepted by the Trustee.

                  (c) Upon a Change in Control, the Trustee may not be removed by the Company for five years except with the consent of at least 75% of the individuals participating in the Plan or covered by the Contracts.

                  (d) If the Trustee resigns or is removed within ten years of a Change in Control, the Trustee shall select a successor Trustee in accordance with the provisions of paragraph (b) of Section 12 hereof whose appointment shall be effective at the effective time of the Trustee's resignation or removal. The Trustee shall be compensated for the reasonable costs of selecting a successor as provided in Sections 10 and 12.

                  (e) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 90 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

                  (f) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 12 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this Section 11. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

             Section 12. Appointment of Successor. (a) Subject to the provisions of paragraph (b) of this Section 12, if the Trustee resigns or is removed in accordance with paragraph (a) or (b) of Section 11 hereof, the Company shall appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer.

                  (b) If the Trustee resigns or is removed pursuant to the provisions of paragraph (d) of Section 11 hereof, the Trustee shall appoint a bank trust department or other party that may be granted corporate trustee powers under state law, as successor trustee. The new trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor trustee to evidence the transfer.

                  (c) The successor trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 8 and 9 hereof. The successor trustee shall not be responsible for and the Company shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes trustee.

                      Section 13. Amendment or Termination.

                  (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict or be inconsistent with the terms of the Plan or Contracts or shall make the Trust revocable.

                  (b) The Trust shall not terminate until the date on which Participants and their Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan and Contracts. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

                  (c) Upon written approval of Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Plan and Contracts, the Company may terminate the Trust prior to the time all benefit payments under the Plan and Contracts have been made. All assets in the Trust at termination shall be returned to the Company.

                  (d) Paragraph (f) of Section 2, Section 3, paragraph (c) or
(d) of Section 11 and paragraph (b) of Section 12 of this Trust Agreement may not be amended by Company for ten years following a Change in Control.

             Section 14.  Miscellaneous.

                  (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

                  (b) Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

                  (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts law principles. The United States District Court for the Southern District of New York shall have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County shall have sole and exclusive jurisdiction. Either of these courts shall have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby.

                  Section 15.  Effective Date.

                  The effective date of this Trust Agreement shall be the 1st day of December, 1997.

                                  THE PITTSTON COMPANY,

                                  by

                                  /s/Frank T. Lennon
                                  _____________________________
                                  Frank T. Lennon
                                  Vice President

                                  THE CHASE MANHATTAN BANK,
                                  Trustee

                                   by

                                  /s/ Jay H. Berkowitz
                                  ______________________________
                                  Name: Jay Berkowitz

                                  Title: Vice President